Exhibit (h)(1)(m)

TCW FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT effective as of October 31, 2018, to the Transfer Agent Servicing Agreement, dated as of September 7, 2005, as amended October 31, 2016, July 19, 2006, May 30, 2007, June 6, 2007, October 27, 2008, October 11, 2011, March 19., 2012, October 12, 2012, April 20, 2013 and October 31, 2014 (the “Transfer Agent Agreement”), is entered into by and between TCW FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the Company and USBFS desire to update the Exhibit A, the funds list of the Transfer Agent Agreement and to amend the fees and the length of the Transfer Agent Agreement, and

WHEREAS, Section 11 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The Transfer Agent Agreement will continue in effect for a period of three (3) years from the effective date (October 31, 2018) of this Amendment. Subsequent to the three year period, this Transfer Agent Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

Amended Exhibit A of the Transfer Agent Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit C of the Transfer Agent Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TCW FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Patrick Dennis	By: /s/ Ian Martin
Printed Name: Patrick Dennis	Printed Name: Ian Martin
Title: Assistant Secretary	Title: Executive Vice President

Amended Exhibit A to the Transfer Agent Servicing Agreement – TCW Funds, Inc.

Separate Series of TCW Funds, Inc. at October 31, 2018

Name of Series

TCW Artificial Intelligence Equity Fund

TCW Conservative Allocation Fund

TCW Core Fixed Income Fund

TCW Developing Markets Equity Fund

TCW Emerging Markets Income Fund

TCW Emerging Markets Local Currency Income Fund

TCW Emerging Markets Multi-Asset Opportunities Fund

TCW Enhanced Commodity Strategy Fund

TCW Global Bond Fund

TCW Global Real Estate Fund

TCW Growth Equities Fund

TCW High Dividend Equities Fund

TCW High Yield Bond Fund

TCW International Small Cap Fund

TCW New America Premier Equities Fund

TCW Relative Value Dividend Appreciation Fund

TCW Relative Value Large Cap Fund

TCW Relative Value Mid Cap Fund

TCW Select Equities Fund

TCW Short Term Bond Fund

TCW Total Return Bond Fund

FIMM Government Portfolio*

*An unaffiliated money market fund

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